                              DEVELOPMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is made as of the 12th day of December, 1996, by and between TOTAL CONTROL PRODUCTS, INC., an Illinois corporation ("Total Control") and DIGITAL ELECTRONICS CORPORATION, a company organized under the laws of Japan ("Digital Electronics").

                              W I T N E S S E T H:

     WHEREAS, Total Control is engaged of the business of designing, developing and packaging control level products and technology for distribution into the industrial automation marketplace;

     WHEREAS, Digital Electronics is engaged of the business of designing, manufacturing and marketing products for the industrial automation industry on an international basis; and

     WHEREAS, Digital Electronics and Total Control desire to enter into this Agreement to set forth their mutual rights and obligations with respect to product development projects they may enter into now or in the future, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

     1. DEFINITIONS. For the purpose of this Agreement, the following terms shall have the meanings stated in this Section 1:

     (a) "Digital Intellectual Property" means any and all of the following that is owned by Digital on, or any time after, the date hereof : (i) trade secrets, unpatented formulations, manufacturing methods and other know-how, (ii) copyrights, (iii) all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights; and (v) computer software, including systems, applications, program listings, manuals and documentation (whether owned by Digital Electronics or licensed by Digital Electronics from third parties).

     (b) "Total Control Intellectual Property" means any and all of the following that is owned by Total Control on, or any time after, the date hereof : (i) trade secrets, unpatented formulations, manufacturing methods and other know-how, (ii) copyrights, (iii) all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights; and (v) computer software, including systems, applications, program listings, manuals and documentation (whether owned by Total Control or licensed by Total Control from third parties).

     (c) "Joint Intellectual Property" means all works of authorship, inventions, discoveries, improvements, designs, reports, analyses, drawings, apparatuses, processes, software, firmware or any improvements, enhancements or documentation of or to the same that is made or conceived by the parties in the course of performing this Agreement.

     2. JOINT DEVELOPMENT EFFORTS. The parties agree to work together from time to time in order to design and develop new or enhanced product offerings for use in the industrial automation industry; provided, that the parties expressly acknowledge that neither party is under any obligation to complete the design or development of any such new or enhanced product offerings. The parties acknowledge that the exact design specifications and parameters of such new or enhanced product offerings have not been finalized as of the date hereof.

     3.   OWNERSHIP.

     (a) Notwithstanding anything to the contrary contained herein, Digital Electronics shall own and retain its right, title and interest in all Digital Electronics Intellectual Property, and Total Control shall own and retain its right, title and interest in all Total Control Intellectual Property.

     (b) Ownership and all right, title and interest in all Joint Intellectual Property shall be jointly held by Digital Electronics and Total Control. Either party shall be allowed to exploit the use of such Joint Intellectual Property without obtaining the consent of the other. If any of the Joint Intellectual Property becomes patented, the parties shall mutually agree upon an acceptable royalty arrangement.

     4. TERM; TERMINATION. This Agreement shall remain in effect for a period commencing on the date of this Agreement through the fifth anniversary of the date hereof (the "Term"), and may be terminated upon 60 days notice by either Total Control or Digital Electronics upon written notice being delivered to the other.

     5. NO JOINT VENTURE; INDEPENDENT CONTRACTOR. Digital Electronics and Total Control are independent contractors and nothing in this Agreement is intended to create an employment relationship, joint venture, license agreement or partnership between the parties. Neither party shall hold itself out as, or take any action from which others might infer that it is, a partner, agent or joint venturer of the other party. In addition, neither party shall take any action which binds, or purports to bind, the other party.

     6.   ARBITRATION.   (a) All disputes, differences or questions arising out
of or relating to this Agreement, or the validity, interpretation, breach, violation, or termination thereof, shall be finally and solely determined and settled by arbitration at Chicago, Illinois, U.S.A. in accordance with then existing Commercial Arbitration Rules of the American Arbitration Association. The parties also agree that the number of arbitrators shall be three (3), and the language to be used in the arbitral proceedings shall be English. In any such arbitration proceedings, the arbitrators shall adopt and apply (i) the substantive laws of the State of Illinois, USA, and (ii) the provisions of the



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Federal Rules of Civil Procedure relating to discovery so that each party shall allow and obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court. The arbitrators may grant any remedy or relief deemed to be just and equitable, including, not limited to, specific performance and injunctive relief. Judgment upon any arbitration awards may be entered and enforced in any court of competent jurisdiction.

          (b) In the event any claims or actions, including arbitration, are instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, including all costs related to the arbitration, and expenses.

          (c) In no event shall any of the parties hereto be liable to another for payment of any consequential damages resulting from the default in the performance of their respective obligations under this Agreement.

     7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     8. NOTICES. All notices, reports and payments made pursuant to this Agreement shall be made in writing and shall be deemed sufficient if delivered or mailed by registered mail as follows: if to Digital Electronics, at 8-2-52, Nanko-Higashi, Suminoe-Ku, Osaka, Japan, or such other address Digital Electronics may hereafter designate in writing; if to Total Control, c/o Total Control Products, Inc., 2001 North Janice Avenue, Melrose Park, Illinois 60160, or such other address Total Control may hereafter designate in writing.

     9. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties hereto and supersedes any and all previous agreements, written or oral among the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon any party unless reduced to writing and signed by both the parties hereto.

     10. SEVERABILITY. In the event any provision of this Agreement is held invalid, the remaining provisions shall not be affected thereby.

     11. GOVERNING LAW. This Agreement shall be construed according to the internal laws of the State of Illinois, without giving effect to its laws governing the conflict of laws.





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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIGITAL ELECTRONICS                    TOTAL CONTROL
CORPORATION                            PRODUCTS, INC.

By: /s/ K. Wada                        By: /s/ Nicholas Gihl
    ------------------------               ------------------------
Name: Keizo Wada                       Name:
      ----------------------                -----------------------
Title: President                       Title:
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